UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 21, 2016

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-9500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2016, the Board of Directors (the “Board”) of MetLife, Inc. (the “Company”) elected David L. Herzog a director of the Company, effective immediately. Mr. Herzog was also appointed to serve on the Board’s Audit Committee and Finance and Risk Committee, effective immediately. The Board has affirmatively determined that Mr. Herzog qualifies as an independent director under the Corporate Governance Standards of the New York Stock Exchange. A copy of the news release issued by the Company on October 21, 2016 announcing Mr. Herzog’s appointment is attached hereto as Exhibit 99.1.

Mr. Herzog will participate in the non-management director compensation arrangements described in the Company’s 2016 proxy statement. Under the terms of those arrangements, non-management directors receive an annual retainer of $300,000 per year, 50% of which will be paid in shares of the Company’s common stock and 50% of which will be paid in cash. Each annual retainer covers the period of Board service commencing at the Company’s annual shareholders meeting and ending at its next annual shareholders meeting. For the period beginning at his election to the Board and ending at the 2016 annual shareholders meeting, Mr. Herzog will receive a prorated retainer fee to reflect such period of service.

Item 9.01	Financial Statements And Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

99.1 News release of MetLife, Inc., dated October 21, 2016, announcing that its Board of Directors elected Mr. Herzog a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Timothy J. Ring
Name:	Timothy J. Ring
Title:	Senior Vice President and Secretary

Date: October 25, 2016

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

99.1	News release of MetLife, Inc., dated October 21, 2016, announcing that its Board of Directors elected Mr. Herzog a director of the Company.

4